As filed with the Securities and Exchange Commission on May 12, 1998
                                                  Registration No. 333-
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                ______________

                                   FORM S-3
                            Registration Statement
                                     Under
                          The Securities Act of 1933
                                ______________

                         EMISPHERE TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                          13-3306985
 (State or other jurisdiction of            (I.R.S. Employer
  incorporation or organization)          Identification No.)

                               15 Skyline Drive
                          Hawthorne, New York  10532
                                (914) 347-2220
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ______________

                           MICHAEL M. GOLDBERG, M.D.
                       c/o Emisphere Technologies, Inc.
                               15 Skyline Drive
                          Hawthorne, New York  10532
                                (914) 347-2220
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               With a copies to:
   EDWIN S. MAYNARD, ESQ.      M. WARREN BROWNE, ESQ.   LAWRENCE A. DARBY, ESQ.
Paul, Weiss, Rifkind, Wharton   25 Five Ponds Drive      Howard, Darby & Levin
         & Garrison              Waccabuc, New York        1330 Avenue of the
 1285 Avenue of the Americas           10597                    Americas
New York, New York 10019-6064                          New York, New York 10019

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. _ If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _

                        CALCULATION OF REGISTRATION FEE

                                                       Proposed      Proposed
                                                       maximum        maximum
 Title of securities     Amount to be     offering    aggregate      Amount of
   to be registered       registered     price per     offering    registration
                                           share        price           fee

  Common Stock, $.01   1,202,500 shares  $16.69 (2)   $20,069,725      $5,921
    par value (1)           (1)(2)

(1) This Registration Statement also applies to rights under the registrant's Rights Agreement which are attached to and tradable only with the shares of Common Stock registered hereby. No registration fees are required for such rights as they will be issued for no additional consideration.
(2) This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported on the Nasdaq National Market on May 7, 1998.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MAY 12, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                               1,202,500 Shares

                         EMISPHERE TECHNOLOGIES, INC.

                                 Common Stock


    This Prospectus relates to the offer and sale of up to 1,202,500 shares (the "Shares") of the Common Stock, par value $.01 per share (the "Common Stock"), of Emisphere Technologies, Inc. (the "Company") by certain persons listed under the caption "Selling Shareholders" (collectively, the "Selling Shareholders") that may be acquired from time to time by the Selling Shareholders upon (i) conversion of the Company's 5% Senior Convertible Notes due 2001 (the "Notes") and (ii) payment of interest on the Notes in shares, at the Company's option, in lieu of cash.

    While the Selling Shareholders have not advised the Company of any specific plans for the distribution of the Shares, it is anticipated that the distribution of the Shares may be effected from time to time by the Selling Shareholders in one or more transactions for their own accounts (which may include block transactions) in the over-the-counter market, on the Nasdaq National Market or on any exchange on which the Common Stock may then be listed, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any participating brokers and dealers may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Shareholders" and "Plan of Distribution".

    The Common  Stock is  quoted on the Nasdaq National Market under the symbol
"EMIS".   The last sale price of the Common Stock on May    , 1998, as reported
on the Nasdaq National Market, was $____ per share.

    All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by a Selling Shareholder will be borne by the Selling Shareholder. None of the proceeds from the sale of the Shares will be received by the Company.

 THIS OFFERING INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" STARTING ON
                                    PAGE 4.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECU-
          RITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
            MISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                   ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is May   , 1998

                             AVAILABLE INFORMATION

    Emisphere Technologies, Inc. (the "Company" or "Emisphere") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Commission's web site at "http://www.sec.gov" and at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, exhibits and schedules.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

    (1) Annual Report on Form 10-K for the fiscal year ended July 31, 1997;

    (2) Quarterly Report on Form 10-Q for  the quarter  ended October 31, 1997;

    (3) Quarterly Report on Form 10-Q for  the quarter  ended January 31, 1998;

    (4) Current Report on Form 8-K dated May 1, 1998;

    (5) The description of the Company's preferred stock purchase rights contained in its Registration Statement on Form 8-A, dated March 5, 1996; and

    (6) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, dated September 11, 1990.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. The Company will provide a copy of any or all of such documents (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this Prospectus is delivered, including any beneficial owner, upon written or oral request to: Emisphere Technologies, Inc., 15 Skyline Drive, Hawthorne, New York 10532, Attention: Secretary (telephone
(914) 347-2220).

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company's principal executive offices are located at 15 Skyline Drive, Hawthorne, New York 10532 and its telephone number is (914) 347-2220.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Certain statements in this Prospectus, under the caption "Risk Factors" and elsewhere, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors are set forth more fully under the caption "Risk Factors."

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully before purchasing the Common Stock offered hereby. This Prospectus contains forward-looking statements within the meaning of the Securities Act and the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the risk factors set forth below.

Early Stage of Product Development; Uncertainties Relating to Clinical Trials

  The Company's research and development efforts have not resulted in any commercial products to date. The Company is not aware of any oral formulation of a therapeutic macromolecule for systemic delivery that has been approved by the U.S. Food and Drug Administration (the "FDA"). There can be no assurance that the Company will be able to develop commercially any product based on its carrier technologies. All of the Company's product candidates are in the research or development stage, and there have been no product sales to date. Operations to date have been funded with the proceeds from collaborative research agreements, financings and interest income earned on the investment of these funds. There can be no assurance that product revenues can be realized on a timely basis, if ever.

  A number of companies in the drug delivery, biotechnology and pharmaceutical industries have suffered significant setbacks in clinical trials, even after showing promising results in earlier studies or trials. Although the Company has conducted preclinical studies of certain carriers and carriers in combination with various therapeutic compounds and has conducted four Phase I clinical trials for the oral delivery of heparin, any favorable results of these studies may not be predictive of results that will ultimately be obtained in or throughout future clinical trials. There can be no assurance that results of the Company's limited animal and human studies are indicative of results which would be achieved in additional animal studies or human clinical studies, all or some of which will be required with respect to various of the Company's proposed products before regulatory approval can be obtained, and there can be no assurance that such approval will be granted. With the exception of its Phase I clinical trials for heparin, the Company has not completed any other human clinical trials using its current carriers, including any trials for the delivery of any therapeutic proteins. The Company has not yet identified the optimum formulation of carrier for any drug nor has the Company arrived at a final manufacturing process for a finished product. Furthermore, it is possible that effective formulation with the Company's carriers may not be possible for certain drugs. In that event, the Company would most likely be unable to pursue commercialization arrangements with respect to those drugs. There can be no assurance that the Company will not encounter problems in its clinical trials that will cause the Company to delay or suspend its clinical trials, that the clinical trials will be completed at all, that such testing will ultimately demonstrate the efficacy of its product candidates or that any product candidates will receive regulatory approval on a timely basis, if at all. In addition, certain of the therapeutic compounds being tested for delivery by the Company's carriers have not yet been approved. If any such problems occur, the Company could be materially adversely affected.

Need for Regulatory Approval of Products

  The Company's preclinical studies and clinical trials and the manufacturing and marketing of its carriers and technologies are subject to extensive, costly and rigorous regulation by various governmental authorities in the United States and other countries. The process of obtaining required regulatory approvals from the FDA and other regulatory authorities often takes many years, is expensive and can vary significantly based on the type, complexity and novelty of the product candidates. There can be no assurance that any technologies or carriers developed by the Company, independently or in collaboration with others, will meet applicable regulatory criteria to receive the required approvals for manufacturing and marketing. Delays in obtaining United States or foreign approvals could result in substantial additional costs to the Company and adversely affect the Company's competitive position. In addition, delays in obtaining regulatory approvals that may be encountered by corporate collaborators or other licensees of the Company could adversely affect the Company's business and prospects.

  The Company has neither sought nor received regulatory approval for the sale of any products in the United States or in any foreign country. The Company has completed Phase I clinical trials in the United States for one of its drug delivery technologies for heparin, but there can be no assurance that the FDA will permit further testing in a timely fashion, if at all. Delays or rejections may be encountered for a number of reasons, including changes in FDA policy during the period of product development and FDA regulatory review. Similar delays may also be encountered in other countries. There can be no assurance that even after such time and expenditures, regulatory approval will be obtained for any products developed by the Company. If regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which the product may be marketed. Further, even if regulatory approval is obtained, a marketed product, its manufacturer, and its manufacturing facilities are subject to continual review and periodic inspections, and later discovery of previously unknown problems with a product, manufacturer, or facility may result in restrictions on such product, manufacturer, or facility including withdrawal of the product from the market. If the Company is unable to obtain regulatory approvals for product candidates on a timely basis, or if the Company is unable to continue to be in regulatory compliance, the Company's business and prospects will be materially adversely affected.

  Any new dosage form of any drug is required to undergo rigorous preclinical and clinical testing and an extensive review process mandated by the FDA and equivalent foreign authorities prior to marketing. There can be no assurance that the Company will develop commercially viable products, that the necessary regulatory approvals for any of the Company's product candidates will be obtainable or that, if such approvals are obtainable, they will be forthcoming on a timely basis. These review and approval processes can take several years and require the expenditure of substantial resources.

Dependence Upon Partnerships with Pharmaceutical Companies

  Revenues from the Company's drug delivery technologies will be dependent upon the production and sale of products utilizing the Company's technologies. The Company does not currently possess the ability or resources necessary to complete on its own the development, testing, regulatory approval process and commercialization for pharmaceutical products utilizing its drug delivery technologies and the Company does not currently intend independently to market products incorporating its technologies in the foreseeable future. It is the Company's strategy to seek to enter into agreements with pharmaceutical companies which will assist the Company in developing, testing and obtaining government approval for, and the marketing and commercialization of, the various formulations of its drug delivery technologies. Other than a joint venture with Elan Corporation plc ("Elan") for the development and commercialization of an oral heparin and low molecular weight heparin product, a strategic alliance with Eli Lilly and Company ("Lilly") for the development and commercialization of certain of Lilly's therapeutic proteins and a research collaboration with Novartis Pharma AG ("Novartis") to investigate the Company's technology for oral delivery of two selected Novartis compounds, no commitments or development agreements are currently in effect. The Company has entered into several feasibility and other preliminary arrangements with pharmaceutical companies other than Novartis, Lilly and Elan, certain of which were terminated due to the inability of the Company's then-existing technology to meet satisfactory performance levels and none of which resulted in the development of any product or the creation of any long-term relationship. There can be no assurance that the Company will be able to enter into additional collaborative arrangements with respect to product development utilizing the Company's drug delivery technologies, that any existing or future collaborative arrangements will be successful, that milestones in such agreements will be met or that the terms of any future development agreements entered into will be favorable to the Company. If the Company is unable to obtain development assistance and funds from pharmaceutical companies to fund a portion of its product development costs and to commercialize products, the Company may have to delay, scale back or curtail one or more of its activities. In the event no other pharmaceutical company enters into a development agreement with the Company, the Company may not have the financial resources to undertake the necessary research into, or the commercial development of, products.

  The research collaboration with Novartis, the strategic alliance with Lilly and the joint venture with Elan each presents certain particular risks to the Company. The Company's agreement with Novartis provides for an initial research collaboration period of at least 12 months and an option on the part of Novartis to acquire a license to use the Company's technologies for the development and commercialization of oral formulations of the Novartis compounds. There is no assurance that the research results desired by Novartis will be achieved or that, even if achieved, Novartis will proceed with the research collaboration or exercise its license option. The Company's agreement with Lilly provides for an initial research collaboration period of 18 to 24 months and a series of options each to acquire an exclusive, worldwide license to use the Company's technologies in connection with certain therapeutic proteins selected by Lilly. While Lilly has exercised its option to acquire such a license with respect to two such proteins and Lilly is currently pursuing the development of formulations for oral delivery of such proteins, the license agreements are subject to termination at any time by Lilly. Furthermore, while the license agreements provide for payments upon reaching certain milestones and for royalties in the event a product is successfully commercialized by Lilly, there is no provision for minimum royalty payments and therefore no assurance that the Company will ever receive additional revenues from the license agreements. In addition, because the agreement also provides Lilly with a right of first refusal with respect to the use of the Company's technologies for the delivery of certain other specified therapeutic proteins and contemplates the possibility of a continuing relationship for the development of delivery systems for other therapeutic proteins, other potential collaborators may be discouraged from negotiating collaboration agreements with the Company. The strategic alliance does not require Lilly to use the Company's technologies exclusively and the Company is aware of collaborations between Lilly and others pursuing non-oral delivery of one of the same proteins that are the subject of the strategic alliance. However, the strategic alliance represents the exclusive vehicle through which the Company may develop and market orally deliverable products based on the subject proteins and the Company's carrier technologies.

  With respect to the joint venture with Elan, the Company may not have the necessary resources to comply with its obligation to satisfy 50% of the joint venture's financial requirements and the commercialization of the covered products could likely require significant financial resources that ultimately may not be available to the joint venture. In addition, the failure of the Company to satisfy its share of the financial requirements of the joint venture, a change of control of the Company or certain disagreements between Elan and the Company could result in a forced sale by the Company to Elan of the Company's interest in the joint venture company. Further, because the joint venture also provides the joint venture company with a right of first refusal with respect to the use of the Company's technologies for the delivery of anticoagulant compounds, other potential collaborators may be discouraged from negotiating collaboration agreements with the Company.

  In negotiating development agreements, the Company intends to seek funding with respect to a portion of development costs necessary to commercialize the product candidate or candidates to which a development agreement applies. The Company expects that the parties to development agreements will want the legal right to abandon a product candidate at any time for any reason without significant penalty and there can be no assurance that such right will not be exercised. Further, potential and existing development partners may have no obligation to deal exclusively with the Company in developing new drug delivery methods for their drugs and may pursue parallel development of oral delivery or other drug delivery technologies, on their own or with other collaborative partners, which may compete with the Company's oral drug delivery technologies. Moreover, the terms of any future development agreements, if any, with respect to a particular drug may preclude or restrict the Company from entering into alternative arrangements with other pharmaceutical companies for the same or competing drugs.

  The Company has no control over the resources and attention devoted by its partners to the development of a product candidate and, to the extent resources devoted are limited, the Company may be adversely affected. If any of the Company's collaborators breaches or terminates its agreement with the Company or otherwise fails to conduct its collaborative activities in a timely manner, the development or commercialization of the product candidate or research program under such collaborative agreement may be delayed, and the Company may be required to devote unforeseen additional resources to continue such development or commercialization, or terminate such programs. The termination of collaborative arrangements could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that disputes will not arise in the future with respect to the ownership of rights to any technology developed with third parties. These and other possible disagreements between collaborators and the Company could lead to delays in the collaborative research, development or commercialization of certain product candidates, or could require or result in litigation or arbitration, which would be time consuming and expensive and would have a material adverse effect on the Company's business, financial condition and results of operations.

Highly Competitive Industry and Risk of Technological Obsolescence

  Drug delivery, biotechnology and pharmaceutical science are evolving fields in which developments are expected to continue at a rapid pace. The Company's success depends, in part, upon maintaining a competitive position in the development of products and technologies in its areas of focus. The Company is in competition with other drug delivery, biotechnology and pharmaceutical companies, research organizations, individual scientists and non-profit organizations engaged in the development of alternative drug delivery technologies or new drug research and testing, as well as with entities developing new drugs which may be orally active. The Company is aware that a number of companies are seeking to develop new products and alternatives to traditional injectable drug delivery, including, but not limited to, intranasal delivery, pulmonary systems, transdermal systems, buccal and sublingual systems, colonic absorption systems, as well as sustained-released injectable systems. The Company also is aware of other companies currently engaged in the development and commercialization of oral drug delivery technologies and enhanced injectable systems. Many of these companies have greater research and development capabilities, experience, and marketing, financial and managerial resources than the Company, and represent significant competition for the Company. Acquisitions of or investments in competing drug delivery or biotechnology companies by large pharmaceutical companies could enhance competitors' financial, marketing and other resources. In addition, a number of these competing drug delivery and biotechnology companies have entered into collaboration or other agreements with large pharmaceutical companies which could similarly enhance these competitors' resources. Accordingly, the Company's competitors may succeed in developing competing technologies or obtaining regulatory approval for products more rapidly than the Company. There can be no assurance that developments by others will not render the Company's product candidates or the therapeutic compounds used in combination with the Company's product candidates uncompetitive or obsolete.

Dependence on Patents and Proprietary Rights

  The Company's success, competitive position and future revenues will depend, in part, on the ability of the Company and its partners to obtain patent protection in various jurisdictions related to their technologies, processes and products and to preserve effectively their trade secrets. The Company has filed, and expects to continue to file, patent applications seeking such protection. The Company has been granted 18 patents on its drug delivery technologies in the United States which will expire beginning in 2007, and has certain patents issued or applications pending in various countries around the world. Ten U.S. patent applications have been allowed by the U.S. Patent and Trademark Office. The Company has 52 patent applications relating to its drug delivery technologies pending in the United States, including the allowed applications and the applications relating to the therapeutic proteins that are the subject of the strategic alliance with Lilly. In addition, the Company has pending or expects to file patent applications corresponding to most of its U.S. patents and patent applications in various countries around the world. The Company has applied to have one of its granted U.S. patents reissued in an attempt to obtain certain broader claims to which the Company believes it was entitled in the original patent grant. While the reissue application has been allowed, the reissue patent has not yet been issued and there is no guarantee that it will in fact be issued. There can be no assurance that any patent applications existing or relating to the Company's potential products or processes will result in patents being issued, or that resulting patents, if any, are valid, enforceable or will provide protection against competitors who successfully challenge the Company's patents, obtain patents that may have an adverse effect on the Company's ability to conduct business, or are able to circumvent the Company's patent position. It is possible that conflicting patents that were not previously located have been issued and/or that other parties have conducted research or made discoveries of compounds or processes that preceded the Company's discoveries and which could prevent the Company from obtaining patent protection, or could narrow the scope of any protection obtained. There can be no assurance that the manufacture, use or sale of the Company's product candidates will not infringe patent rights of others. The Company may be unable to avoid infringement of those patents and may have to seek a license, defend an infringement action, or challenge the validity of the patents in court. There can be no assurance that a license will be available to the Company, if at all, upon terms and conditions acceptable to the Company or that the Company will prevail in any patent litigation. Patent litigation is costly and time consuming, and there can be no assurance that the Company will have sufficient resources to pursue such litigation. If the Company does not obtain a license under such patents, is found liable for infringement, or is not able to have such patents declared invalid, the Company may be liable for significant monetary damages, may encounter significant delays in bringing products to market, or may be precluded from participating in the manufacture, use or sale of products or methods of treatment covered by such patents. There can be no assurance that the Company has identified or will identify in the future, United States and foreign patents that pose a risk of infringement.

  The Company's strategy involves collaborative arrangements with other pharmaceutical companies for the development of new formulations of drugs developed by others and, ultimately, the receipt of royalties on sales of the new formulations of the drugs. These drugs are generally the property of the pharmaceutical companies and may be the subject of patents or patent applications and other forms of protection owned by such pharmaceutical companies. To the extent such patents or other forms of protection expire, become invalid or otherwise ineffective or such drugs are covered by patents or other forms of protection owned by third parties, sales of such drugs by the collaborating pharmaceutical company may be restricted, limited or enjoined, or may cease. Accordingly, the potential for royalty revenues to the Company may be adversely affected.

  To protect its proprietary technologies and processes, the Company also relies in part on maintaining trade secrets protected by confidentiality agreements with its partners, employees, consultants and certain contractors. There can be no assurance that the Company's trade secrets are enforceable or that its confidentiality agreements have not been or will not be breached, that as a practical matter the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become generally known or be independently discovered by competitors and thus cease being protected.

Absence of Profitable Operations; Need for Additional Capital

  Since its inception in April 1985, the Company has generated significant losses from operations and for the foreseeable future the Company anticipates that it will continue to generate significant losses from operations. At January 31, 1998, the Company's accumulated deficit was approximately $55 million. Operations to date have been funded with the proceeds from collaborative research agreements, financings and interest income earned on the investment of these funds. The Company does not expect to achieve profitability in the foreseeable future. Profitability in the long term will depend on the Company's ability to gain regulatory approval for one or more products and to market such products successfully. The Company will require substantial additional funding in order to continue its research and product development programs and preclinical testing and clinical trials of its product candidates, for operating expenses, for the pursuit of regulatory approvals of its product candidates, and for establishing manufacturing and marketing capabilities. While the Company believes that existing cash, cash equivalents and marketable securities will be sufficient to satisfy the Company's operating needs for at least the next 12 months, circumstances could arise which may result in a need to raise additional capital in the future. The Company has in the past raised additional capital through public offerings of its Common Stock and private equity financings. There can be no assurance that additional equity capital will be available on acceptable terms, or without severe dilution to the existing stockholders, if at all. If adequate funds are not available, the Company will be required to delay, scale back or eliminate some or all of its research or development programs or relinquish rights to certain of its technologies, product candidates or products that the Company would not otherwise relinquish.

Dependence on Others for Manufacturing of the Company's Chemical Compounds

  The Company currently has no manufacturing facilities for large-scale clinical or commercial production of any compounds under consideration as products. The Company is producing some material for research and preclinical testing and has been supplied with larger lots of compound by contract manufacturing companies. For the foreseeable future, the Company does not intend to manufacture its carriers except for the foregoing limited purposes. If the Company is unable to contract for manufacturing on acceptable terms or if the Company cannot obtain compounds manufactured on a large scale and in accordance with specifications on a timely basis or if the contract manufacturer fails to comply with FDA regulations pertaining to current Good Manufacturing Practices ("GMP"), the ability to conduct preclinical and human clinical trials will be adversely affected, resulting in the delay of product development and submission of products for regulatory approval, which in turn could materially impair the Company's ability to achieve profitability.

  Under the Elan joint venture, the Company is obligated to provide the joint venture company with a supply of carriers for the clinical testing program. Moreover, under the strategic alliance with Lilly, the Company is obligated to provide a material portion of the supply of carrier necessary for the production of any product manufactured pursuant to the strategic alliance. Should the Company be unable to provide the specific amounts of carrier in the required time periods, or if the contract manufacturer fails to comply with FDA's current GMP regulations, delays to the development of any such products could occur which could materially adversely affect the Company's results.

Risks of Product Liability Claims and Current Limit of Product Liability Insurance; Potential Liability for Human Clinical Trials

  The Company has product liability insurance with a policy limit of only $1.0 million per occurrence and $1.0 million for all occurrences and the Elan joint venture company has agreed to maintain product liability insurance with a policy limit to be determined. The testing, manufacturing and marketing of products for humans utilizing the Company's drug delivery technologies may expose the Company to potential product liability and other claims resulting from their use. Liability may result from claims made directly by consumers or by pharmaceutical companies or others selling products. Because the Company seeks to structure future development programs with the intention of developing commercially viable products for sale or license to pharmaceutical companies which would complete the development, manufacturing and marketing of the finished product, the Company intends to rely on indemnity undertakings by the pharmaceutical companies with regard to liability. There can be no assurance that the Company will be able to negotiate appropriate indemnity undertakings with pharmaceutical partners or that indemnity undertakings will be effective to protect the Company from liability or the costs of product liability litigation. While the Company may obtain additional product liability insurance if management determines that such insurance is desirable, there can be no assurance that the Company will apply for, or be able to obtain, insurance on acceptable terms, or that insurance, if obtained, would be adequate to fully protect the Company against any potential liability. In the event of a successful suit against the Company, if the Company does not have adequate product liability insurance coverage, the Company will be materially adversely affected.

  In addition to product liability risks associated with sales of products, the Company may be liable for the claims of individuals who participate in human clinical trials of its products. The Company intends to have human clinical trials conducted by pharmaceutical partners, and the Company will seek to have these partners indemnify the Company for claims arising out of the trials. There can be no assurance that the Company will be able to negotiate appropriate indemnity undertakings with pharmaceutical partners or that indemnity undertakings will be effective to protect the Company from liability or the costs of product liability litigation. While the Company has obtained, and will seek, waivers of liability from all persons who participated or may in the future participate in human clinical trials conducted by or on behalf of the Company, there can be no assurance that waivers will be effective to protect the Company from liability or the costs of product liability litigation. In the event of a successful suit against the Company, if the Company does not have adequate product liability insurance coverage, the Company will be materially adversely affected.

Dependence on Key Personnel

  The Company's success depends upon the continued contributions of its executive officers and scientific and technical personnel. During the Company's operating history, many key responsibilities within the Company have been assigned to a relatively small number of individuals. The competition for qualified personnel is intense, and the loss of services of certain key personnel could adversely affect the business of the Company. In particular, the loss of the services of, among others, Michael M. Goldberg, M.D., the Company's Chairman of the Board and Chief Executive Officer, or Sam J. Milstein, Ph.D., the Company's President and Chief Scientific Officer, could have a material adverse effect on the Company's operations. The Company has employment agreements through July 31, 2000 with each of Drs. Goldberg and Milstein and has obtained key man life insurance in the amount of $1.0 million on the lives of each of Drs. Goldberg and Milstein.

Uncertain Availability of Third-Party Reimbursement

  The Company's commercial success could depend in part on the availability of reimbursement from third-party payors such as government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. If the Company succeeds in bringing products to market, there can be no assurance that the Company's products will be considered by third-party payors to be cost effective or outcome effective or that adequate third-party reimbursement will be available to enable the Company to maintain price levels sufficient to realize an appropriate return on its investment in product development. Legislation and regulations affecting the pricing of pharmaceuticals may change before the Company's proposed products are approved for marketing and any such changes could further limit reimbursement for medical products.

Possible Adverse Impact on Holders of Common Stock; Antitakeover Provisions

  There exist a number of factors that could have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Common Stock at a premium over the market price of the Common Stock, and may, as a result, adversely effect the market price of the Common Stock. Such factors include: contractual provisions with Elan, Lilly and Novartis that prohibit (subject to certain exceptions) each from acquiring shares of the Company's outstanding voting stock above certain specified levels; certain antitakeover provisions contained in the Company's Certificate of Incorporation and By-laws, certain provisions of Delaware law and the Company's stockholder rights plan that are each designed to prevent any unsolicited acquisitions; and the fact that a change in control of the Company would constitute a default under the Elan joint venture agreement with potential adverse effects on the Company.

Potential Volatility of Stock Price

  The market prices for securities of drug delivery, biotechnology and pharmaceutical companies, including the Company's Common Stock, have historically been highly volatile and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in the Company's operating results, announcements of technological collaborations, innovations or new products by the Company or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of drugs developed by the Company or others and general market conditions may have a significant effect on the market price of the Common Stock. The Company's securities are subject to a high degree of risk and volatility. Investors should be aware that other investment opportunities, such as interest-bearing obligations, may result in a higher yield on investment and be less subject to fluctuation and risk of loss than an investment in the Company's Common Stock.

Shares Eligible for Future Sale; Effect of the Options and Warrants and the Notes Outstanding

  The issuance of freely tradeable Common Stock upon the exercise of stock options and warrants and upon conversion of the Notes, as well as future sales of Common Stock by existing stockholders, or the perception that sales could occur, could adversely affect the market price of the Common Stock.

  As of January 31, 1998, the Company had outstanding options and warrants to purchase up to 4,411,489 shares of Common Stock which are exercisable over the next several years, giving the holders of such options and warrants an opportunity to profit from a rise in the market price of the Company's Common Stock with a resulting dilution in the interests of the other stockholders. In addition, upon conversion of the Notes and payment of interest thereon in shares of the Common Stock (at the option of the Company) in lieu of cash, the Shares (consisting of up to 1,202,500 additional shares of the Common Stock) will all be freely tradable. The terms on which the Company may obtain additional financing during the period when such options and warrants and the Notes are exercisable may be adversely affected by the existence of such options and warrants and the Notes.

                             SELLING SHAREHOLDERS
     The table below sets forth information regarding the Selling Shareholders as of the date of this Prospectus as to (i) the name of each Selling Shareholder (none of which have had positions, offices or other material relationships with the Company during the past three years), (ii) the number of shares of the Common Stock owned beneficially or of record by each such Selling Shareholder, (iii) the number of shares of the Common Stock being offered hereby from time to time by such Selling Shareholder and (iv) the number of shares of the Common Stock to be owned by such Selling Shareholder after completion of the offering, assuming all the Shares being offered from time to time hereby are sold.

     The Shares being offered hereby by the Selling Shareholders may be acquired, from time to time, upon the conversion of $13,500,000 aggregate principal amount of the Notes acquired by them from the Company in a private placement transaction pursuant to those certain Note Purchase Agreements dated as of May 1, 1998 and the payment by the Company of interest on the Notes in the form of Common Stock in lieu of cash, at the Company's option. The Notes can be converted in whole or in part at any time at a conversion price equal to the lowest trading price of the Common Stock as reported on the Nasdaq National Market during the ten consecutive trading immediately preceding the date of conversion provided that the conversion price may in no event be lower than $10.00 per share. In addition, the Selling Shareholders may not acquire in excess of 1,000,000 shares of the Common Stock upon conversion of the Notes without the Company's permission.

     In accordance with registration rights granted to the Selling Shareholders, the Company has filed with the Commission, under the Securities Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time on the Nasdaq National Market or in privately-negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep such Registration Statement effective until the Shares are no longer required to be registered for the sale thereof by the Selling Shareholders.

                                       Number       Number       Ownership
                                     of Shares    of Shares    After Offering
                                    Owned Prior     Being     Number   Percent
Name of Selling Shareholder        to Offering(1)  Offered   of Shares of Class

Delta Opportunity Fund, Ltd.(2)(3)    757,130      757,130        -        -
OTATO Limited Partnership (3)          89,074       89,074        -        -
Fisher Capital Ltd. (4)               213,065      213,065        -        -
Wingate Capital Ltd. (4)              114,727      114,727        -        -
CCG Capital Ltd. (4)                   14,252       14,252        -        -
CCG Investment Fund Ltd. (4)           14,252       14,252        -        -
___________________________
(1) Represents the respective number of shares that may be acquired by each of the Selling Shareholders, assuming that the maximum number of shares are issued upon conversion of all of the Notes and that the Company exercises its option to pay interest on the Notes in shares. Pursuant to the terms of the Notes, a Selling Shareholder may not convert any portion of the Notes if such conversion would increase such Selling Shareholder's beneficial ownership of the Common Stock (other than those shares deemed owned because of the ownership of the remaining portion of the Notes) to in excess of 4.9% of the Common Stock outstanding.
(2) Diaz & Altschul Advisors, LLC, a New York limited liability company ("D&A Advisors), serves as investment advisor to Delta Opportunity Fund, Ltd. ("Delta") and may be deemed to share beneficial ownership of the shares beneficially owned by Delta by reason of shared power to dispose of the portion of the Shares beneficially owned by Delta. D&A Advisors is controlled by Diaz & Altschul Group, LLC ("D&A Group"). D&A Advisors and D&A Group disclaim beneficial ownership of the portion of the Shares beneficially owned by Delta.
(3) An affiliate of OTATO Limited Partnership serves as a trading consultant to Delta and may be deemed to share beneficial ownership of the portion of the Shares beneficially owned by Delta by reason of shared power to dispose of the Shares beneficially owned by such Selling Shareholder. Such affiliate disclaims beneficial ownership of such portion of the Shares.
(4) Citadel Limited Partnership is the trading manager of each of Fisher Capital Ltd., Wingate Capital Ltd., CCG Capital Ltd. and CCG Investment Fund Ltd. (collectively, the "Citadel Entities") and consequently has voting control and investment discretion over securities held by the Citadel Entities. The ownership information for each of the Citadel Entities does not include the ownership information for the other Citadel Entities. Citadel Limited Partnership and each of the Citadel Entities disclaims beneficial ownership of the portion of the Shares held by the other Citadel Entities.


                             PLAN OF DISTRIBUTION

     The Company will receive no proceeds from this offering. The Shares offered hereby may be sold by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer. The Shares may be sold from time to time in transactions on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, including block trades in which brokers or dealers will attempt to sell the Shares as agent but may position and resell the block as principal to facilitate the transaction, or in one or more underwritten offerings on a firm commitment or best effort basis. Sales of Selling Shareholders' Shares may also be made pursuant to Rule 144 under the Securities Act, where applicable.

     To the extent required under the Securities Act, the aggregate amount of Selling Shareholders' Shares being offered and the terms of the offering, the names of any such agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in a supplement to accompany this Prospectus. Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Shareholder and/or purchasers of Selling Shareholders' Shares, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     From time to time, one or more of the Selling Shareholders may pledge, hypothecate or grant a security interest in some or all of the Shares owned by them, and the pledgees, secured parties or persons to whom the Shares have been hypothecated shall, upon foreclosure in the event of default, be deemed to be "Selling Shareholders" hereunder. In addition, a Selling Shareholder may, from time to time, sell short the Common Stock of the Company, and in such instances, this Prospectus may be delivered in connection with such short sales and the Shares offered hereby may be used to cover such short sales.

     A Selling Shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Common Stock in the course of hedging the positions they assume with such Selling Shareholder, including, without limitation, in connection with distributions of the Common Stock by such broker-dealers. A Selling Shareholder may also enter into option or other transactions with broker-dealers that involve the delivery of the Common Stock to the broker-dealers, who may then resell or otherwise transfer such Common Stock. A Selling Shareholder may also loan or pledge the Common Stock to a broker-dealer and the broker-dealer may sell the Common Stock so loaned or upon a default may sell or otherwise transfer the pledged Common Stock.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not bid for or purchase shares of Common Stock during a period which commences one business day (5 business days, if the Company's public float is less than $25 million or its average daily trading volume is less than $100,000) prior to such person's participation in the distribution, subject to exceptions for certain passive market making activities. In addition and without limiting the foregoing, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by such Selling Shareholder.

     The Notes were originally issued to the Selling Shareholders pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. The Company agreed to register the Shares issuable upon conversion of the Notes under the Securities Act and to indemnify and hold the Selling Shareholders harmless against certain liabilities under the Securities Act that could arise in connection with the sale by the Selling Shareholders of the Shares. The Company has agreed to pay all reasonable fees and expenses incident to the filing of this Registration Statement.


                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by M. Warren Browne, Esq.


                                    EXPERTS

     The financial statements and financial statement schedule of Emisphere Technologies, Inc., as of July 31, 1997 and 1996 and for each of the three years in the period ended July 31, 1997, included in the Company's Annual Report on Form 10-K for the year ended July 31, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

  No person  is  authorized  in
 connection with  the  offering
 made  hereby   to   give   any
 information  or  to  make  any                   1,202,500 shares
 representation  not  contained
 or incorporated  by  reference
 in this  Prospectus,  and  any
 information or  representation
 not contained  or incorporated
 herein must not be relied upon
 as having  been authorized  by             EMISPHERE TECHNOLOGIES, INC.
 the  Company  or  the  Selling
 Shareholders.  This Prospectus
 does not  constitute an  offer
 to sell  or a  solicitation of
 an offer  to buy by any person                     Common Stock
 in any  jurisdiction in  which               par value $.01 per share
 it is unlawful for such person
 to   make    such   offer   or
 solicitation.     Neither  the
 delivery of this Prospectus at
 any time  nor  any  sale  made
 hereunder  shall   under   any
 circumstance  imply  that  the
 information  contained  herein
 is  correct  as  of  any  date                    _____________
 subsequent to the date hereof.
                                                     PROSPECTUS
       TABLE OF CONTENTS                           _____________

                           Page

 Risk Factors...............  4
 Selling Shareholders....... 13                    May    , 1998
 Plan of Distribution....... 14
 Legal Matters.............. 15
 Experts.................... 15

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The estimated expenses in connection with this offering are:

          SEC registration fee....................  $ 5,921
          Nasdaq National Market listing fee......   17,500
          Transfer Agent and Registrar fees.......    1,000
          Accounting fees and expenses............   10,000
          Legal fees and expenses.................   10,000
          Miscellaneous...........................    5,579
             Total................................  $50,000

     The Company has agreed to pay all of the costs and expenses of this offering.


Item 15.  Indemnification of Directors and Officers

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware, Article Twelfth of the Certificate of Incorporation of the Company and Article V of the By-laws of the Company, the Company is authorized to indemnify, subject to certain conditions, its directors and officers against certain liabilities and expenses arising from claims against them because of being such a director or officer. In addition, the Company has obtained directors' and officers' liability insurance insuring, subject to certain conditions, its directors and officers against similar such liabilities and expenses.


Item 16.  Exhibits

     A list  of Exhibits  to this  registration statement  is set  forth in the
Exhibit Index starting on page II-19 hereof.


Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 6, 1998.

                                    EMISPHERE TECHNOLOGIES, INC.

                                    by /s/ Michael M. Goldberg
                                        Michael M. Goldberg, M.D.
                                     Chairman of the Board and Chief
                                            Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. Goldberg, M.D. and Sam J. Milstein, Ph.D., his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature                       Title                            Date

/s/ Michael M. Goldberg       Chairman of the Board and         May 6, 1998
Michael M. Goldberg, M.D.      Chief Executive Officer

/s/ Sam J. Milstein           Director and President            May 6, 1998
Sam J. Milstein, Ph.D

/s/ Howard M. Pack            Director                          May 6, 1998
Howard M. Pack

                              Director                          May 6, 1998
Peter Barton Hutt

                              Director                          May 6, 1998
Jere E. Goyan, Ph.D.

/s/ Mark I. Greene            Director                          May 6, 1998
Mark I. Greene, M.D., Ph.D.

                              Director                          May 6, 1998
Joseph R. Robinson, Ph.D.

/s/ Joseph D. Poveromo        Controller (Principal Financial   May 6, 1998
Joseph D. Poveromo             and Accounting Officer)

                                 EXHIBIT INDEX

Exhibit
 Number     Description

  5       Opinion of M. Warren Browne

 23(a)    Consent of Coopers & Lybrand L.L.P.

 23(b)    Consent of M. Warren Browne (included in Exhibit 5)

 24       Power of Attorney (included in signature page)

Exhibit 5


                                   May 6, 1998





Emisphere Technologies, Inc.
15 Skyline Drive
Hawthorne, New York  10532

Dear Sirs:

     Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Emisphere Technologies, Inc. (the "Company"), relating to an aggregate of 1,202,500 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), to be offered from time to time by the selling shareholders designated in the Registration Statement.

     As counsel to the Company, I have examined such corporate records and other documents and have considered such questions of law as I have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that, in my opinion, the Shares will when sold be legally issued, fully paid and non-assessable.

     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that I am a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                        Very truly yours,



                                        M. Warren Browne

Exhibit 23(a)


                 Consent of Independent Accountants

                      ________________________




We consent to the incorporation by reference in this registration statement of Emisphere Technologies, Inc. (the "Company") on Form S-3 of our report dated October 10, 1997, on our audits of the financial statements and financial statement schedule of the Company as of July 31, 1997 and 1996, and for each of the three years in the period ended July 31, 1997, which report is included in the Company's Annual Report on Form 10-K for the year ended July 31, 1997. We also consent to the reference to our Firm under the caption "Experts".





                                        Coopers & Lybrand L.L.P.

New York, New York
May 6, 1998